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                                                                     EXHIBIT 4.6

                       FORM OF SUBORDINATED DEBT SECURITY

[Face of Subordinated Security]

                              TRANSMETA CORPORATION

         [If applicable, insert - FOR PURPOSES OF THE ORIGINAL ISSUE DISCOUNT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, THE ISSUE PRICE OF THIS SUBORDINATED SECURITY IS ___% OF ITS PRINCIPAL AMOUNT AT STATED MATURITY SET FORTH BELOW (ITS "PRINCIPAL AMOUNT"), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS ___% OF ITS PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ___% AND THE ISSUE DATE IS_____________]

         [IF THE SUBORDINATED SECURITY IS A GLOBAL SUBORDINATED SECURITY, INSERT
- THIS NOTE IS A GLOBAL SUBORDINATED SECURITY. IT IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY (AS HEREINAFTER DEFINED) OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

         [Unless this Subordinated Security is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ________                                                 $_________
                                                              CUSIP No.

         Transmeta Corporation, a Delaware Corporation (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [If the Subordinated Security is to be in registered form, insert--, or registered assigns] [If the Subordinated Security is to be in coupon form, insert--the bearer hereof upon surrender], the principal sum of ________ Dollars on _____________ [if Subordinated Security is to bear interest prior to maturity, insert __, and to pay interest thereon from ___________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and _____________ in each year, commencing ________________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [if applicable, insert ___, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Security (or one or more Predecessor Subordinated Securities) is registered at the close of business on the Record Date for such interest, which shall be the ____________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person this Subordinated Security (or one or more Predecessor Subordinated Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any Subordinated Securities exchange on which the Subordinated Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. [If the Subordinated Security is not to bear interest prior to maturity, insert ___ The principal of this Subordinated Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]].

         Payment of the principal of (and premium, if any, on) and [any such] interest on this Subordinated Security will be made at the office or agency of the Company maintained for that purpose in _______, in such coin or currency of [the United States of America] as at the time of payment is legal tender for payment of public and private debts [; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register].

         Reference is hereby made to the further provisions of this Subordinated Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Subordinated Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                       Transmeta Corporation

                                             By: _______________________
                                                         [Title]
Attest and Countersign:

___________________________
         Secretary

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[Reverse of Subordinated Security.]

                              TRANSMETA CORPORATION

         This Subordinated Security is one of a duly authorized issue of Subordinated Securities of the Company (herein called the "Subordinated Securities"), issued and to be issued in one or more series under an Indenture dated as of ____________, 2003 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Subordinated Securities and of the terms upon which the Subordinated Securities are, and are to be, authenticated and delivered. This Subordinated Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $_______].

         [If the Subordinated Security is to be subordinated, insert--The indebtedness evidenced by this Subordinated Security is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. This Subordinated Security is issued subject to such provisions of the Indenture, and each Holder of this Subordinated Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.]

         [If the Subordinated Security is to be subject to redemption only at the option of the Company or any sinking fund redemption will be at the same prices, insert--The Subordinated Securities of this series are subject to redemption upon not less than 30 days' notice provided in the manner set forth in the Indenture, [(1) on _________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at the Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ____________, ________], as a whole or in part, at the election of the principal the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ___________, ___%, and if redeemed] during the 12-month period beginning
_________ of the years indicated,

Year            Redemption Price          Year             Redemption Price
----            ----------------          ----             ----------------

and thereafter at a Redemption Price equal to ___% of the principal amount together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or

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prior to such Redemption Date will be payable to the Holders of such
Subordinated Securities of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

         [If the Subordinated Security is to be subject to redemption at the option of the Company and pursuant to a sinking fund at different prices, insert--The Subordinated Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on _______ in any year commencing with the year _______ and ending with the year _______ through operation of the sinking fund for this series at the Redemption Prices of redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _______], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning in the years indicated,

               Redemption Price for             Redemption Price for Redemption
           Redemption Through Operation         Otherwise Than Through Operation
Year           of the Sinking Fund                    of the Sinking Fund
----       ----------------------------         --------------------------------

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Subordinated Securities of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

         [If there is to be a sinking fund, insert--The sinking fund for this series provides for the redemption on _______ each year beginning with the year _______ and ending with the year _______ of [not less than] $_______ ("mandatory sinking fund") and not more than $_______] aggregate principal amount of Subordinated Securities of this series. Subordinated Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]

         [If the Subordinated Security is to be redeemable in part, insert--In the event of redemption of this Subordinated Security in part only, a new Subordinated Security or Subordinated Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         [If the Subordinated Security is to be subject to repayment at the option of the Holder, insert--To be repaid at the option of the Holder, the Company must receive this Subordinated Security, with the form of "Option to Elect Repayment" hereon duly completed, at an office or

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agency of the Company maintained for that purpose in _______ (or at such other place of which the Company shall from time to time notify the Holder of this Subordinated Security) not less than nor more than _______ days prior to the Repayment Date. The exercise of the repayment option by the Holder shall be irrevocable.

         [If the Subordinated Security is not to be subject to redemption at the option of the Company, insert--The Subordinated Securities are not redeemable at the option of the Company prior to Maturity.]

         [If the Subordinated Security is not to be an Original Issue Discount Security, insert--If an Event of Default with respect to Subordinated Securities of this series shall occur and be continuing, the principal of the Subordinated Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

         [If the Subordinated Security is to be an Original Issue Discount Security, insert--If an Event of Default with respect to Subordinated Securities of this series shall occur and be continuing, an amount of principal of the Subordinated Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Subordinated Securities of this series shall terminate.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of not less than 66-2/3% in principal amount of the Subordinated Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Subordinated Securities of each series at the time Outstanding, on behalf of the Holders of all Subordinated Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Security shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Security and of any Subordinated Security issued upon the registration of transfer hereof or in exchange herefor or I lieu hereof, whether or not notation of such consent of waiver is made upon this Subordinated Security.

         As provided in and subject to the provisions of the indenture, the Holder of this Subordinated Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Subordinated Subordinated Securities of this series, the Holders of not less than 25% in principal amount of the Subordinated Securities of this series at the time Outstanding shall have made written request to the trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of

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Subordinated Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Subordinated Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Subordinated Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Subordinated Security at the times, place and rate, and in the coin or currency, herein prescribed.

         [If the Subordinated Security is to be registered form, insert--As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Security is registrable in the Register, upon surrender of this Subordinated Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Subordinated Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon one or more new Subordinated Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         [The Subordinated Securities of this series are issuable only in registered form [without coupons] in denominations of $_______ [and any integral multiple] [or increments of $________ in excess] thereof. As provided in the Indenture and subject to certain limitations therein set forth, Subordinated Securities of this series are exchangeable for a like aggregate principal amount of Subordinated Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.]

         [No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

         [Prior to due presentment of this Subordinated Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Security is registered as the owner hereof for all purposes, whether or not this Subordinated Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

         [If the Subordinated Security is a Global Subordinated Security, insert--"Global Subordinated Security" and "Global Subordinated Securities" means a Subordinated Security or Subordinated Securities evidencing all or a part of a series of Subordinated Securities, issued to the Depositary (as hereinafter defined) for such Series or its nominee, and registered in the name of such Depositary or its nominee. "Depositary" means, with respect to the Subordinated Securities of any series issuable or issued in whole or in part in the form of one or more Global Subordinated Securities, the person designated as the Depositary by the Company.

         No holder of any beneficial interest in this Subordinated Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Subordinated Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Subordinated Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Subordinated Security.

         This Subordinated Security is exchangeable, in whole but not in part, for Subordinated Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary ceases to be a clearing agency registered under the Subordinated Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Subordinated Securities of this series represented by one or more Global Subordinated Security or Subordinated Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Subordinated Securities of this series. If this Subordinated Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Subordinated Securities issuable in authorized denominations and registered in such names as the Depositary holding this Subordinated Security shall direct. Subject to the foregoing, this Subordinated Security is not exchangeable, except for a Subordinated Security or Subordinated Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.]

         [The Indenture entitles Holders to receive annual reports with respect to the Trustee's eligibility and qualifications to serve as Trustee by filing their names and addresses with the Trustee for that purpose within two years preceding and mailing of any such annual report.]

         No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Subordinated Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture of any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Subordinated Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Subordinated Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Subordinated Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

                                       5

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                   [Trustee's Certificate of Authentication.]

         This is one of the Subordinated Securities of the series designated herein referred to in the within-mentioned Indenture.

_______________________________________, as
[Authenticating Agent for] the Trustee

By ________________________________________
               Authorized Officer

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